UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1270 Littleton, Massachusetts	01460
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2023, Axcella Health Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that in light of the (i) approval by the board of directors of the Company (the “Board”) of the transfer and assignment of substantially all of the Company’s assets to an assignee for the benefit of creditors and Plan of Dissolution (the “Plan”) pending shareholder approval; (ii) resignations of Torben Straight Nissen, Ph.D., Michael Rosenblatt, M.D., William D. “Chip” Baird, Gary P. Pisano, Ph.D., Cristina M. Rondinone, Ph.D., Paul J. Sekhri, William R. Hinshaw, Jr., Martin Hendrix, Robert Rosiello and Catherine Angell Sohn, Pharm.D. from the Board and respective committee assignments effective November 1, 2023 (the “Board Resignations”); and (iii) termination of the Company’s executive team, including the Chief Executive Officer and Chief Legal Officer and Corporate Secretary, it is the Staff’s belief that the Company is a “public shell” as that term is defined in Nasdaq Listing Rule 5101. The Staff also expressed concerns relating to the Company’s non-compliance with all requirements for continued listing on the Nasdaq, including for failing to regain compliance with the $50,000,000 minimum Market Value of Listed Securities and $15,000,000 minimum Market Value of Publicly Held Shares requirements after being provided 180 calendar days within which to regain compliance.

Additionally, following the Board Resignations, it is the Staff’s belief that the Company is no longer in compliance with the majority independent board requirement under Listing Rule 5605(b)(1); the audit committee composition requirement under Listing Rule 5605(c)(2); the compensation committee composition requirement under Listing Rule 5605(d)(2) and the Independent Director oversight of Director Nominations requirement under Listing Rule 5605(e)(1). The Nasdaq Hearings Panel (the “Panel”) will consider these matters in their decision regarding the Company’s continued listing on The Nasdaq Global Market.

Forward Looking Statements

Certain statements in this report constitute “forward-looking statements” of Axcella within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws. Any statements contained herein which do not describe historical facts, including statements regarding the proposed Assignment and Dissolution and the related Special Meeting as well as our Nasdaq listing status are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the possibility that Axcella’s stockholders will not realize any value in Axcella’s shares, as well as those risks identified in the Company’s filings with the Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2022, and subsequent filings, with the Commission, including the Company’s Quarterly Report on Form 10-Q for the quarters ended March 30, 2023 and June 30, 2023. Copies of these documents may be obtained for free at the SEC's website at www.sec.gov. Axcella cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Axcella undertakes no obligation to update or revise the information contained in this Current Report on Form 8-K, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axcella Health Inc.

Date: November 9, 2023	By:	/s/ Craig R. Jalbert
	Name:	Craig R. Jalbert
	Title:	President and Chief Executive Officer